UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 13, 2004

VERSANT CORPORATION

(Exact name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-28540	94-3079392
(Commission File Number)	(I.R.S. Employer Identification Number)

6539 Dumbarton Circle Fremont California 94555
(Address of Principal Executive Offices, including Zip Code)

(510) 789-1500
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01                                             Entry into a Material Definitive Agreement

As a result of its acquisition of Poet Holdings, Inc. (“Poet”) in March 2004, Versant Corporation (“Versant”) acquired Poet’s catalog solutions business (the “Catalog Business”).  The assets and personnel of the Catalog Business were recently transferred to Poet GmbH, a second-level subsidiary of Versant, whose entire share capital was held by Poet Software GmbH (“Poet Software”), a wholly owned subsidiary of Versant.   On September 13, 2004, Poet Software entered into a Share Purchase and Transfer Agreement (the “Sale Agreement”) with ems ePublishing AG, a privately held German company based in Karlsruhe, Germany (“EMS”), pursuant to which Poet Software sold the Catalog Business to EMS through the sale to EMS of all of the share capital of Poet GmbH.  Through its ownership of Poet Gmbh, EMS will assume all the assets and operations of the Catalog Business.

The following is a brief description of material terms of the Sale Agreement:

•                  Poet Software will sell and transfer to EMS all the outstanding shares of Poet Gmbh, which will result in the sale and transfer of Versant’s Catalog Business to EMS.

•                  In exchange for its purchase of the shares of Poet GmbH, EMS:

•                  will make a closing cash payment to Poet Software in the amount of 1,000,000 euros (or approximately $1,210,000 USD based on current exchange rates);

•                  will make a post-closing payment on October 30 2004 to Poet Software based on the book value of Poet GmbH’s equity as of August 31, 2004. This payment is estimated to be approximately 250,000 euros (or approximately $302,500 USD based on current exchange rates), but remains subject to third party verification.

•                  EMS will pay Poet a royalty on future revenues of Poet GmbH’s Catalog Business over the ten-month period following the signing of the Sale Agreement in an amount equal to 30% of all Poet GmbH’s catalog solutions business revenues which:

•                  exceed 800.000 euros (or approximately $968,000 USD based on current exchange rates) during the period from September 1, 2004 to December 31, 2004;

•                  exceed 600.000 euros (or approximately $726,000USD based on current exchange rates) during the periods from January 1 2005 to March 31 2005 and from April 1, 2005 to June 30, 2005, respectively.

•                  All 25 Catalog Business employees will transfer their employment to EMS.

•                  It has been agreed that Poet GmbH may use the “Poet” trade name and mark in connection with data processing and software businesses and that Versant and Poet and their affiliates will cease their use of the “Poet” trade name or mark beginning January 1, 2005

•                  Poet Software has granted Poet GmbH certain non-exclusive rights to certain Poet Software’s database software for use with certain existing Poet GmbH customer contracts.

•                  Poet Software has made customary warranties to EMS regarding Poet GmbH, its shares and the Catalog Business for which Poet Software could contingently have liability up to the amount of the purchase price paid for the Poet GmbH shares under the Sale Agreement, and has agreed to provide a bank guaranty for up to 150,000 euros to partially secure claims against the warranties until August 2005.

•                  Versant and its subsidiary Versant GmbH have entered into a guarantee under which they accept liability for holding Poet GmbH harmless from certain claims of creditors of Poet Software.

Following closing of the sale of Poet GmbH to EMS, Versant will timely file an additional report under Item 2.01 of Form 8-K regarding this transaction.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS.

(c)           Exhibits

Exhibit 99.01 —  Press release issued on September 13, 2004*

*                 This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSANT CORPORATION

Date: September 13, 2004	By: /s/ Lee McGrath
Lee McGrath, Chief Financial Officer

EXHIBIT INDEX

Exhibit

99.01	Press release issued on September 13, 2004.